EXHIBIT 10.1
Century Aluminum Company
AMENDED AND RESTATED STOCK INCENTIVE PLAN

I.	PURPOSES AND SCOPE OF PLAN
Century Aluminum Company (the "Company") desires to afford certain salaried officers and other salaried key employees of the Company and its subsidiaries who are in a position to affect materially the profitability and growth of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons interest in and a greater concern for the welfare of the Company. Non-employee Directors (as hereinafter defined) are also eligible to participate in the Amended and Restated Stock Incentive Plan (the "Plan"), which enables the Company to attract and retain outside directors of the highest caliber and experience and to provide an incentive for such directors to increase their proprietary interest in the Company's long-term success. These objectives will be promoted through the granting to such key employees and Non-employee Directors of equity instruments including (i) incentive stock options ("Incentive Options") which are intended to qualify under Section 422 (or any successor provision) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which are not intended to so qualify ("NQSOs"); and (iii) time-vested share or share unit, performance share or share unit, or other share-based awards (referred to herein as "Share awards").
The awards offered to employees pursuant to this Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for services.
The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

II.	AMOUNT OF STOCK SUBJECT TO THE PLAN
The total number of shares of common stock, $0.01 par value, per share, of the Company, or any other security into which such shares of common stock may be changed by reason of any transaction or event of the type referred to below in this Article II (the "Shares") reserved and available for distribution pursuant to options and awards granted hereunder shall not exceed, in the aggregate, 12,900,000 (which consists of those Shares that were previously authorized and 2,900,000 Shares that were added as part of the Plan's 2019 amendment), subject to adjustment as described below. All Shares available for distribution under the Plan may be issued pursuant to Incentive Options, NQSOs, Share awards or a combination of the foregoing.
Shares which may be acquired under the Plan may be either shares of original issuance or treasury shares, or both, at the discretion of the Company. Whenever any outstanding option or award or portion thereof expires, is canceled, is forfeited or is otherwise terminated without having been exercised or without having fully vested, or the underlying Shares are unissued for any reason, including those withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an award, the Shares allocable to the expired, canceled, forfeited or otherwise terminated portion of the option or award, and any Shares withheld by or surrendered to the Company, may again be the subject of options or awards granted hereunder.
Upon any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, split-off, spin-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of Shares reserved for issuance under the Plan, the number and option price of Shares subject to outstanding options, the financial performance objectives contained in a Share award, the number of Shares subject to a Share award and any other characteristics or terms of the options and awards as the Board of Directors (as hereinafter defined) or the Committee (as hereinafter defined), as the case may be, shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of options and awards, shall be appropriately substituted for new shares or other consideration, or otherwise adjusted, as determined by the Board of Directors or the Committee, as the case may be, in its discretion. Notwithstanding the foregoing, (i) each such adjustment with respect to an option (including NQSOs) shall comply with the rules of Section 424(a) (or any successor provision) of the Code, and (ii) in no event shall any adjustment be made which would render any option granted hereunder other than an incentive stock option for purposes of Section 422 (or any successor provision) of the Code without the consent of the grantee, which consent shall be deemed given after a Change in Control if the participant's period for exercise after a termination of employment is extended by virtue thereof. Subject to the provisions of Article XI, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Section 424 of the Code, where applicable.

III.	ADMINISTRATION
The Compensation Committee (the "Committee") will have the authority to administer the Plan, provided that the full Board of Directors of the Company (the "Board of Directors"), at its sole discretion, may exercise any authority granted to the Committee under this Plan. The Committee shall consist of no fewer than two members of the Board of Directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 or any successor rule or regulation ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall administer the Plan so as to comply at all times with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by a majority of the Board of Directors, and any vacancy on the Committee may at any time be filled by resolution adopted by a majority of the Board of Directors. The Board of Directors or the Committee may delegate to an officer of the Company the authority to make grants hereunder to persons who are not subject to Section 16 of the Exchange Act, provided such authority is limited as to time, aggregate and individual award amounts and/or such other provisions as the Board of Directors or Committee deems necessary or desirable.
Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to (i) select as recipients of options or awards (a) employees of the Company and its subsidiaries and (b) members of the Board of Directors who are not employees of the Company ("Non-employee Directors"); (ii) determine the number and type of options or awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any options or awards granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any option or award granted and any agreements relating thereto; (vi) otherwise supervise the administration of the Plan; and (vii) establish sub-plans with such terms as the Board of Directors or the Committee, as the case may be, deems necessary or desirable to comply with, or to qualify for preferred tax treatment under the laws, rules and regulations of any jurisdiction outside of the United States.
The determination of the Board of Directors or the Committee, as the case may be, on matters referred to in this Article III shall be conclusive.
The Board of Directors or the Committee, as the case may be, may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or award granted hereunder.
The Company shall indemnify each member of the Board of Directors or the Committee, as the case may be, for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of, or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
The Committee shall have the authority to enforce any policy of the Company or any subsidiary as may be adopted from time to time, or the terms of any award agreement, subjecting a participant's rights, payments and benefits with respect to any award to reduction, cancellation, forfeiture or recoupment (clawback), delayed or deferred payment or holding period requirements on account of a participant's: (a) termination for Cause, (b) violation of an agreement with the Company, (c) fraud, illegality or misconduct, or (d) breach of any noncompetition, nonsolicitation or confidentiality agreement, or as required by law.

IV.	ELIGIBILITY; NON-EMPLOYEE DIRECTOR AWARD LIMITATION
Options and Share awards may be granted only to: (i) certain salaried officers and other salaried key employees of the Company and its subsidiaries, and (ii) Non-employee Directors; provided, that no person shall be eligible for any award if the granting of such award to such person would prevent the satisfaction by the Plan of the general exemptive conditions of Rule 16b-3. Eligible persons to whom awards are granted are sometimes referred to herein as "participants."
Notwithstanding any other provision of the Plan to the contrary, in no event may the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any Non-employee Director during any single calendar year, when added to the total cash compensation paid to such director for services rendered for such calendar year, exceed $750,000. For the avoidance of doubt, any compensation that is deferred by a Non-employee Director shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

V.	STOCK OPTIONS
1.General. Options may be granted alone or in addition to other awards granted under the Plan. Any options granted under the Plan shall be in such form as the Board of Directors or the Committee, as the case may be, may from time to time approve and the provisions of the option grants need not be the same with respect to each optionee. Options granted under the Plan may be either Incentive Options or NQSOs. The Board of Directors or the Committee, as the case may be, may grant to any optionee Incentive Options, NQSOs or a combination of the foregoing; provided that options granted to Non-employee Directors may only be NQSOs.
Options granted under the Plan shall be subject to the terms and conditions of the Plan and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Board of Directors or the Committee, as the case may be, deems appropriate. Each option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the optionee, which agreement may be in an electronic medium. Such agreement shall describe the options and state that such options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve.
2.Exercise Price and Payment. The price per Share under any option granted hereunder shall be such amount as the Board of Directors or the Committee, as the case may be, shall determine, provided, however, that such price shall not be less than 100% of the fair market value of the Shares subject to such option, as determined below, at the date the option is granted (110% in the case of an Incentive Option granted to any person who, at the time the option is granted, owns stock of the Company or any subsidiary or parent of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or parent of the Company (a "10% Shareholder")).
If the Shares are listed on the NASDAQ Global Select Market on the date any option is granted, the fair market value per Share shall be deemed to be the closing price of the Shares on such exchange on the date upon which the option is granted, or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed. If the Shares are not traded on any given date, or the national securities exchange on which the Shares are traded is not open for business on such date, the fair market value per Share shall be the closing price of the Shares determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such option is granted, the Board of Directors or the Committee, as the case may be, shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share. If the Shares are not listed on a national securities exchange, the fair market value per Share shall be as determined in good faith by the Board of Directors or the Committee, as the case may be. The Board of Directors is authorized to adopt another fair market value per Share pricing method, provided such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code and the regulations promulgated thereunder.
For purposes of this Plan, the determination by the Board of Directors or the Committee, as the case may be, of the fair market value of a Share shall be conclusive.
3.Term of Options and Limitations on the Right of Exercise. The term of each option will be for such period as the Board of Directors or the Committee, as the case may be, shall determine, provided that, except as otherwise provided herein, in no event may any option granted hereunder be exercisable more than 10 years from the date of grant of such option (five years in the case of an Incentive Option granted to a 10% Shareholder). Each option shall become exercisable in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the agreement related to the grant of options. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires. Stock options may provide for acceleration of exercisability in the event of certain types of terminations or events, such as the death, disability or retirement of the optionee, as set forth in the applicable award agreement or documents referred to therein.
The Board of Directors or the Committee, as the case may be, shall have the right to limit, restrict or prohibit, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any option granted hereunder.
To the extent that an option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

4.Exercise of Options. Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Company's stock plan administration group or such other nominee as may be selected by the Company, specifying the number of Shares to be purchased, accompanied by payment therefore made to the Company for the full purchase price of such Shares or in such other manner as the Company may direct or as provided in the applicable option agreement.
Upon the exercise of an option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an option may, to the extent permitted by applicable law, exercise an option in whole or in part, by any method permitted by the Committee, including the net settlement thereof by permitting the holder of the Option to elect to have Shares otherwise issuable upon exercise of the Option withheld in satisfaction of the exercise price and any applicable tax withholding.
Notwithstanding the foregoing, the Company, in its sole discretion, may establish cashless exercise procedures whereby an option holder, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an option or a portion thereof without making a direct payment of the option price to the Company, including a program whereby option shares would be sold on behalf of and at the request of an option holder by a designated broker and the exercise price would be satisfied out of the sale proceeds and delivered to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any option holder wishing to utilize the cashless exercise program.
If an option granted hereunder shall be exercised by the legal representative of a deceased option holder or former option holder or by a person who acquired an option granted hereunder by bequest or inheritance or by reason of the death of any option holder or former option holder, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such option.
5.Nontransferability of Options. An Incentive Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Incentive Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except as determined by the Board of Directors or the Committee, as the case may be, or otherwise provided in the applicable option agreement, a NQSO granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), or for the benefit of any immediate family member of the option holder; provided that only gratuitous transfers of options shall be permitted; provided, further, that in no event shall a sale or other transfer to a third party financial institution for value be permitted. The option of any person to acquire Shares and all his rights thereunder shall terminate immediately if the holder: (a) attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any other person except as permitted above; or (b) becomes insolvent or bankrupt or becomes involved in any matter so that the option or any rights thereunder becomes subject to being taken from him to satisfy his debts or liabilities.
6.Termination of Employment. Except as otherwise set forth in the award agreement evidencing the award or as specified by the Board of Directors or the Committee, as the case may be, upon termination of employment of any option holder, any option previously granted to such option holder, shall, to the extent not theretofore exercised, be canceled and become null and void, and all of the option holder's rights thereunder shall terminate.
7.Maximum Allotment of Incentive Options. If the aggregate fair market value of Shares with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and any parent or any subsidiary of the Company) exceeds $100,000, any options which otherwise qualify as Incentive Options, to the extent of the excess, will be treated as NQSOs.
8.No Repricing without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice options granted under the Plan nor may any option be surrendered to the Company as consideration for the grant of a new option with a lower exercise price or exchanged for cash or another award, nor may the Board of Directors amend the Plan to permit such repricing or exchange of options, unless the stockholders of the Company provide prior approval for such repricing, surrender, exchange or amendment. Adjustments pursuant to Article II shall not be considered repricing.

VI.	SHARE AWARDS
1.General. Share awards may be granted alone or in addition to any other awards granted under the Plan. The provisions of Share awards need not be the same with respect to each recipient. Share awards granted under the Plan shall be in such form, including Share or Share unit awards, as the Board of Directors or the Committee, as the case may be, may from time to time approve. Each grant of a Share award shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Board of Directors or the Committee, as the case may be, and accepted by the recipient, which agreement may be in an electronic medium. Such agreement shall describe the Share award and state that such award is subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Board of Directors or the Committee, as the case may be, may approve. Each Share unit award shall entitle the grantee to receive one Share upon the vesting of such Share award, cash based upon the value of the vested Share unit award, or such other amount as may be set forth in the award agreement evidencing the award.
2.Restrictions and Vesting. Share awards may vest upon the passage of time (a time-vested Share award) and/or upon the attainment of specified performance objectives (a performance Share award), or may be subject to immediate settlement. The time period during which the Share award shall vest (if any), and/or any performance objectives and the time period during which they must be achieved (the "Performance Period"), shall be set by the Board of Directors or the Committee, as the case may be, in its sole discretion, at the time an award is made.
Any time-vested Share award shall vest in such installments and at such times as may be designated by the Board of Directors or the Committee, as the case may be, and set forth in the award agreement granting such Share award. Share awards subject to performance objectives shall become vested upon the lapse of the Performance Period and the attainment of the associated performance objectives set by action of the Committee or the Board of Directors, as the case may be, at the time of grant. The agreement evidencing the Share award may provide for acceleration of vesting in the event of certain types of terminations or other events, as set forth in such award agreement or documents referred to therein.
3.Stock Certificate. No stock certificates shall be issued to the recipient with respect to Share unit awards until such time as the underlying Share award vests.
4.Treatment of Dividends. If any ordinary cash dividends are declared or paid on Shares, the record date of which is prior to the forfeiture or the vesting of a Share award, the holder of the Share award shall be entitled to accrue or accumulate an amount equal to the amount of the per Share dividend declared for each Share subject to such award. Except to the extent provided for in an award agreement outstanding prior to the 2019 Amendment Date, such dividends (or dividend equivalents) shall be subject to the same risk of forfeiture as the underlying award and shall not be paid unless and until the underlying Share award is vested. In no event shall dividends or dividend equivalents be granted in connection with options under the Plan.
5.Nontransferability. Subject to the provisions of this Plan and the applicable agreement, during the period when a Share award has not vested, the recipient shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Share award or the Shares or Share Units subject to the Share award. In no event may any Share award or portion thereof be transferred for value to a third party financial institution.
6.Shareholder Rights. The recipient shall have no rights with respect to the Shares or any Shares related to a Share award until the Share award has vested, including no right to vote the Shares, other than the right to receive dividends (subject to Section VI(4) above), except that the recipient may exercise voting rights prior to vesting with respect to a Share award of Shares.
7.Termination of Employment. Except as otherwise set forth in the agreement evidencing the award or as specified by the Board of Directors or the Committee, as the case may be, upon termination of employment, any awards previously granted shall, to the extent not theretofore exercised, be canceled and become null and void, and all of the holder's rights thereunder shall terminate.

VII.	PURCHASE FOR INVESTMENT
Except as hereafter provided, the Company may require the recipient of Shares pursuant to an option or award granted hereunder, upon receipt thereof, to execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Act"), which Registration Statement has become effective and is current with regard to the Shares being offered or sold, or (b) a specific exemption from the registration requirements of the Act, but in claiming such exemption the holder shall, prior to any offer for sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Act) if the Shares being reoffered are registered under the Act and a prospectus in respect thereof is current.

VIII.	ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES
The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to a grant hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.
The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares upon exercise of an option or grant of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states).
All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

IX.	WITHHOLDING TAXES
An employee exercising an Option or acquiring Shares pursuant to the vesting of a Share award may elect to have Shares withheld by the Company in order to satisfy tax obligations. The Company may require an employee exercising an NQSO or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code) or acquiring Shares pursuant to Share awards to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall prescribe. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Article IX or impose such other restrictions or limitations as may be necessary to ensure that the withholding transactions described above will be exempt transactions under Section 16(b) of the Exchange Act.
With respect to withholding required hereunder, an optionee or holder of a Share award may elect, subject to the approval of the Board of Directors or the Committee, as the case may be, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value (as determined under the provisions of Article V, Paragraph 2) on the date the tax is to be determined up to the statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the optionee or holder, and shall be subject to any restrictions or limitations that the Board of Directors or the Committee, as the case may be, in its sole discretion, deems appropriate.
If an optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such optionee pursuant to the exercise of an Incentive Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the optionee pursuant to such exercise, the optionee shall, within 10 days after such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

X.	DEFERRAL
The Board of Directors or the Committee, as the case may be, may permit the holder of Share awards to defer such individual's receipt of amounts that would otherwise be due to such optionee or holder by virtue of the lapse of restrictions with respect to Share awards. If any such deferral election is required or permitted, the Board of Directors or the Committee, as the case may be, shall, in its sole discretion, establish rules and procedures for such deferrals. The Committee may provide for such provisions as it deems necessary with respect to an award, including after it is granted, to prevent the award from being subject to or violating the requirements of Section 409A of the Code.

XI.	LISTING OF SHARES AND RELATED MATTERS
If at any time the Board of Directors or the Committee, as the case may be, shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be issued unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be. Notwithstanding the foregoing, none of the Company, the Committee or the Board of Directors shall be obligated to list, register, qualify or otherwise seek an exemption from the foregoing with respect to the Shares.

XII.	EFFECT OF CHANGE IN CONTROL; DOUBLE-TRIGGER VESTING
1.In general. Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable award agreement, the provisions of this Article XII shall apply in the event of a Change in Control (as defined below).
2.Definitions.
(a)For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if, as the result of a single transaction or series of transactions, the event set forth in any one of the following paragraphs shall have occurred:
(i)Any Person (other than a Permitted Person or Glencore plc or any of its subsidiaries, affiliates, successors or assigns (collectively, "Glencore")), becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (the entities identified in clauses (i) through (iv) the "Permitted Persons" and each a "Permitted Person";
(ii)Glencore becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of all the issued and outstanding voting securities of the Company;
(iii)Incumbent Directors at the beginning of any 12-month period cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board of Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the award date; (B) are appointed by or on behalf of Glencore; or (C) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority vote of the Incumbent Directors at the time of such election or nomination (but shall not include any individual whose election or nomination is in connection with an actual or threatened election contest by any Person, including but not limited to a consent solicitation, relating to the election of directors to the Board of Directors);
(iv)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or
(v)The consummation of (A) a reorganization, merger or consolidation, or sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries to any Person or (B) the acquisition of assets or stock of another Person in exchange for voting securities of the Company (each of (A) and (B) a "Business Combination"), in each case, other than a Business Combination (x) with a Permitted Person or (y) pursuant to which, at least fifty percent (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; provided that, any Business Combination with Glencore shall not constitute a Change in Control unless, as a result of such Business Combination, Glencore (x) owns, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries or (Y) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, all of the issued and outstanding voting securities of the Company.
Notwithstanding the foregoing, if the payment of an amount under an award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a "change in control event" within the meaning of Code Section 409A and the regulations promulgated thereunder.
(b)For purposes of the Plan, a "Qualifying Termination" shall mean termination of a participant's employment by the Company or a subsidiary without Cause or a termination of employment for Good Reason, in either case as determined under the definition of Cause or Good Reason set forth in the applicable award agreement. In the absence of such definitions in the applicable award agreement, the determination of whether a participant's employment was terminated for Cause or for Good Reason shall be made based upon the terms of an employment agreement or severance plan as applicable to the participant which define termination for "Cause" or "Good Reason" (or words of similar meaning).
(c)For purposes of the Plan, the "Change in Control Protection Period" shall mean (i) the 24-month period beginning on the date any Change in Control occurs and (ii) the 6-month period prior to a Change in Control, if the participant's termination (x) was at the request of a third party who had taken steps reasonably calculated or intended to effect a Change in Control or (y) otherwise arose in connection with or in anticipation of the Change in Control.
3.Vesting if No Substitute Award. Upon a Change in Control, except to the extent that another Award meeting the requirements of Article XII.4 (a "Substitute Award") is provided to the participant pursuant to Article II to replace an outstanding Award (the "Substituted Award"):
(a)Each option then outstanding shall become fully vested and exercisable; and
(b)Each Share award held by a participant in the Plan subject only to vesting conditions based on the passage of time shall be fully vested and each Share award subject to performance objectives shall be fully vested and the amount earned and payable shall be determined as provided in the applicable award agreement.
4.Substitute Awards. An Award shall meet the conditions of this Article XII.4 (and qualify as a Substitute Award) if:

(a)	it has a value at least equal to the value of the Substituted Award;

(b)
it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)
its other terms and conditions are not less favorable to the participant than the terms and conditions of the Substituted Award (including the double-trigger vesting provisions that would apply in the event of a subsequent Change in Control and the provisions of Article XII.5 below.

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Article XII.4 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
5.Double-Trigger Vesting of Substitute Awards. In the event that a participant has a Qualifying Termination during the Change in Control Protection Period, all outstanding awards or Substitute Awards held by the participant to the extent not vested as of such Qualifying Termination shall become fully vested, and if applicable, exercisable and free of restrictions; provided, that the amount earned and payable under any Share award subject to performance objectives shall be determined as provide in the applicable award agreement.

XIII.	AMENDMENT OF THE PLAN
The Board of Directors or the Committee, as the case may be, may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that (i) will increase the total number of Shares which may be issued under the Plan (other than an increase resulting from an adjustment provided for in Article II), (ii) will modify the provisions of the Plan relating to eligibility, (iii) will materially increase the benefits accruing to participants under the Plan, (iv) will extend the maximum period of the Plan, or (v) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ Global Select Market or, if the Shares are not traded on the NASDAQ Global Select Market, the principal national securities exchange upon which the Shares are traded or quoted. The Board of Directors or the Committee, as the case may be, shall be authorized to amend the Plan and the awards granted hereunder to permit the Incentive Options granted hereunder to qualify as incentive stock options within the meaning of Section 422 of the Code (or such successor provision) and to comply with Rule 16b-3 of the Exchange Act. The rights and obligations under any option or award granted before amendment of the Plan or any unexercised portion of such option shall not be adversely affected by amendment of the Plan or the option without the consent of the holder of the option or the award.

XIV.	TERMINATION OR SUSPENSION OF THE PLAN
The Board of Directors or the Committee, as the case may be, may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Directors or the Committee, as the case may be, shall terminate as provided in Article XVIII. An option or award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any option or award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the option or award was granted. The power of the Board of Directors or the Committee, as the case may be, to construe and administer any options and awards granted prior to the termination or suspension of the Plan under Article III nevertheless shall continue after such termination or during such suspension.

XV.	GOVERNING LAW
The Plan, such options and awards as may be granted thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

XVI.	PARTIAL INVALIDITY
The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XVII.	COMPLIANCE WITH SECTION 409A OF THE CODE
To the extent applicable, it is intended that this Plan and any options or awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to participants in the Plan. This Plan and any options or awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
Neither a participant in the Plan nor any of a participant's creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and options or awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant in the Plan or for a participant's benefit under this Plan and options or awards hereunder may not be reduced by, or offset against, any amount owing by a participant in the Plan to the Company or any of its affiliates.
If, at the time of a participant's separation from service (within the meaning of Section 409A of the Code), (i) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month after such six-month period or death.
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and options or awards granted hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant in the Plan shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant's account in connection with this Plan and options or awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.
Notwithstanding anything in this Plan or any award agreement to the contrary, to the extent any provision of this Plan or an award agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of a change in control, then such payment shall not be made unless such change in control satisfies the requirements for a change in the ownership or effective control of the Company under Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control.

XVIII.	EFFECTIVE DATE, DURATION OF THE PLAN
This amended Plan became effective upon approval by the Committee on March 19, 2019 (the "2019 Amendment Date"), subject to approval by the Company stockholders, and shall remain in effect until terminated by the Board of Directors. In no event may any Options or Share awards be granted under the Plan on or after June 3, 2029 (the tenth anniversary of the date the Plan was last approved by the Company's stockholders); provided, however, that the term of previously granted Options and Share awards may extend beyond that date. Options granted and Share awards awarded before the 2019 Amendment Date shall, except to the extent specifically provided otherwise in award agreements, be governed by the terms of this Plan in effect on the date the grants or awards were made.